UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014 (March 11, 2014)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 301- 3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2014 Bonus Plan

On March 11, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of HealthStream, Inc. (the “Company”) approved the Company’s 2014 Cash Incentive Bonus Plan (the “2014 Cash Bonus Plan”). The 2014 Cash Bonus Plan awards tiered cash bonuses as a percentage of base salary for exceeding the Company’s non-GAAP operating income for 2014. For purposes of the 2014 Cash Bonus Plan, non-GAAP operating income is defined as our GAAP income from operations, as adjusted for acquisition related expenses incurred during the year and operating income (loss) from acquisitions consummated during the year. The maximum cash bonus award as a percentage of base salary is 30% for the Company’s Chief Executive Officer and the other executive officers who qualify as named executive officers under applicable SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

By:	/s/ Gerard Hayden
Name: Gerard Hayden Title: Chief Financial Officer

Date: July 11, 2014